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  EXHIBIT 23.2 -- CONSENT OF KPMG CARDENAS DOSAL, S.C., INDEPENDENT ACCOUNTANTS



                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
Grupo Portatel, S.A. de C.V.


We consent to the incorporation by reference in the Registration Statement on Form S-8 (Reg. No. ___________) pertaining to The Associated Group, Inc. Amended and Restated 1994 Stock Option and Incentive Award Plan of our report dated February 20, 1998, with respect to the consolidated balance sheets of Grupo Portatel, S.A. de C.V. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 (not presented separately herein), which report is included in the Annual
Report on Form 10-K of The Associated Group, Inc. for the year ended
December 31, 1997.


                                               KPMG CARDENAS DOSAL, S.C.
                                           /s/ Felipe Lopez Villegas
                                               Felipe Lopez Villegas

Merida, YUC., Mexico
Junio 1, 1998